Exhibit 5.2

[TOLL BROTHERS LETTERHEAD]

March 10, 2017

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA Inc.

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

PNC Capital Markets LLC

Capital One Securities, Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

BNY Mellon Capital Markets, LLC

Citizens Capital Markets, Inc.

Comerica Securities, Inc.

Fifth Third Securities, Inc.

Regions Securities LLC

TD Securities (USA) LLC

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Re:	Toll Brothers Finance Corp.

4.875% Senior Notes due 2027

Guaranteed on a Senior Basis by

Toll Brothers, Inc. and Certain of Its Subsidiaries

    Ladies and Gentlemen:

I am Senior Vice President, Chief Compliance Officer and General Counsel to Toll Brothers, Inc., a Delaware corporation (the “Company”), and am providing this opinion letter to you at the request of the Company and the Issuer (as defined below) pursuant to Section 4(b) of the Underwriting Agreement, dated as of March 7, 2017, by and among Toll Brothers Finance Corp. (the “Issuer”), the Company, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Mizuho Securities USA Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as Representatives for the Underwriters (the “Underwriting Agreement”), relating to the issuance and sale of $300,000,000 aggregate principal amount of the Issuer’s 4.875% Senior Notes due 2027 (the “Notes”), which are guaranteed (the “Guarantees”) on a senior basis by the Company and certain subsidiaries of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”).

Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Underwriting Agreement or, if not defined in the Underwriting Agreement, in the Indenture, dated February 7, 2012, by and among the Issuer, the Company, the other guarantors that are party thereto and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by that certain Authorizing Resolution, dated as of March 10, 2017 (collectively, the “Indenture”).

In rendering the opinions contained herein, I have relied upon my examination or the examination by members of our legal staff or outside counsel (in the ordinary course of business) of the original or copies certified or otherwise identified to our satisfaction of the charter, bylaws or other governing documents of the Subsidiaries, resolutions and written consents of their respective boards of directors, general partners, managers and managing members, as the case may be, statements and certificates from officers of the Subsidiaries and, to the extent obtained, from various state authorities, status telecopies provided by CT Corporation, and such other documents and corporate records relating to the Subsidiaries as we have deemed appropriate. As to various questions of fact material to this opinion letter, I have relied on representations and certificates of officers of the Subsidiaries.

In our examination of documents, instruments and other papers, I have assumed the genuineness of all signatures on original or certified or otherwise identified documents and the conformity to original or certified or otherwise identified documents of all copies submitted to me as conformed or photostatic copies.

Whenever a statement herein is qualified by the phrase “to the best of my knowledge” or “known to me” or similar phrases, it is intended to indicate that, during the course of my service to the Company described in the introductory paragraph of this opinion letter, no information that would give me actual knowledge of the inaccuracy of such statement has come to my attention; however, unless expressly noted otherwise, I have not undertaken any independent investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken during the preparation of this opinion letter should not be regarded as such an investigation or review. No inference as to my knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of my service to the Company described in the introductory paragraph of this opinion letter.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, it is my opinion that:

(i)	except as otherwise set forth in the Registration Statement, the Time of Sale Information and the Prospectus, all outstanding shares of capital stock or outstanding interests of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the best of my knowledge, any other security interests, claims, liens or encumbrances;

(ii)	(a) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Company or any of

—

(iii)	none of the execution and delivery of the Indenture or the Underwriting Agreement, the issue and sale of the Securities, or the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof, will conflict with, result in a breach or violation of or constitute a default under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Issuer, the Company or any of the Subsidiaries is a party or bound and is known to me.

This opinion letter is given as of the date hereof and I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.

This opinion letter is solely for your benefit in connection with the above-referenced transaction and it may not be quoted or relied upon by, nor may copies be delivered to, any other person or entity, and it may not be used for any other purpose, without my prior written consent.

Very truly yours,

/s/ John K. McDonald
John K. McDonald

[Company General Counsel Opinion Signature Page]

Schedule I

110-112 Third Ave. Realty Corp.	First Brandywine LLC II
126-142 Morgan Street Urban Renewal LLC	First Brandywine Partners, L.P.
134 Bay Street LLC	First Huntingdon Finance Corp.
1400 Hudson LLC	Franklin Farms G.P., Inc.
1450 Washington LLC	Frenchman’s Reserve Realty, LLC
1451 Hudson LLC	Goshen Road Land Company LLC
1500 Garden St. LLC	Greens at Waynesborough, L.P.
353-357 Broadway LLC	Hatboro Road Associates LLC
353-357 Broadway Member LLC	Hoboken Cove LLC
700 Grove Street Urban Renewal, LLC	Hoboken Land I LLC
89 Park A venue LLC	Hoboken Land LP
Amwell Chase, Inc.	Hockessin Chase, L.P.
Arbor Hills Development LLC	HQZ Acquisitions, Inc.
Arbors Porter Ranch, LLC	Jacksonville TBI Realty LLC
Ashford Land Company, L.P.	Laurel Creek, L.P.
Audubon Ridge, L.P.	Liseter Land Company LLC
Belmont Country Club I LLC	Liseter, LLC
Belmont Country Club II LLC	Long Meadows TBI, LLC
Belmont Land, L.P.	Loudoun Valley Associates, L.P.
Binks Estates Limited Partnership	MA Limited Land Corporation
Block 255 LLC	Martinsburg Ventures, L.L.C.
Block 268 LLC	Mizner Realty, L.L.C.
Brier Creek Country Club I LLC	Morgan Street JV LLC
Brier Creek Country Club II LLC	Naples TBI Realty, LLC
Broad Run Associates, L.P.	NC Country Club Estates Limited Partnership
Byers Commercial LLC	Orlando TBI Realty LLC
Byers Commercial LP	Placentia Development Company, LLC
CC Estates Limited Partnership	Plum Canyon Master LLC
Cold Spring Hunt, L.P.	Porter Ranch Development Co.
Coleman-Toll Limited Partnership	PRD Investors, Inc.
Component Systems I LLC	PRD Investors, LLC
Component Systems II LLC	PT Maxwell Holdings, LLC
CWG Construction Company LLC	PT Maxwell, L.L.C.
Dominion Country Club, L.P.	Rancho Castera LLC
Dominion Valley Country Club I LLC	Regency at Denville LLC
Dominion Valley Country Club II LLC	Regency at Dominion Valley LLC
Enclave at Long Valley I LLC	Regency at Washington I LLC
Enclave at Long Valley II LLC	Regency at Washington II LLC
ESE Consultants, Inc.	SH Homes Corporation
Estates at Princeton Junction, L.P.	Shapell Hold Properties No. 1, LLC
Fairfax Investment, L.P.	Shapell Homes, Inc.
Fairway Valley, Inc.	Shapell Industries, Inc.
First Brandywine Investment Corp. II	Shapell Land Company, LLC
First Brandywine Investment Corp. IV	SI Investment Corporation
First Brandywine LLC I	Silverman-Toll Limited Partnership

Sorrento at Dublin Ranch I LP	Toll CA Holdings, Inc.
Sorrento at Dublin Ranch III LP	Toll CA I LLC
South Riding Amberlea LP	Toll CA II, L.P.
South Riding Partners Amberlea LP	Toll CA III LLC
South Riding Partners, L.P.	Toll CA III, L.P.
South Riding Realty LLC	Toll CA IV, L.P.
South Riding, L.P.	Toll CA IX, L.P.
Southport Landing Limited Partnership	Toll CA Note II LLC
Springton Pointe, L.P.	Toll CA V, L.P.
SR Amberlea LLC	Toll CA VI, L.P.
SRLP II LLC	Toll CA VII, L.P.
Stone Mill Estates, L.P.	Toll CA VIII, L.P.
Swedesford Chase, L.P.	Toll CA X, L.P.
Tampa TBI Realty LLC	Toll CA XI, L.P.
TB Kent Partners LLC	Toll CA XII, L.P.
TB Proprietary Corp.	Toll CA XIX, L.P.
TBI/Palm Beach Limited Partnership	Toll CA XX, L.P.
Tenby Hunt, Inc.	Toll CA, L.P.
The Bird Estate Limited Partnership	Toll Cedar Hunt LLC
The Regency Golf Club I LLC	Toll Centennial Corp.
The Regency Golf Club II LLC	Toll CO GP Corp.
The Silverman Building Companies, Inc.	Toll CO I LLC
Toll Architecture I, P.A.	Toll CO II, L.P.
Toll Architecture, Inc.	Toll CO III, L.P.
Toll at Brier Creek Limited Partnership	Toll CO, L.P.
Toll at Westlake, L.P.	Toll Comers LLC
Toll at Whippoorwill, L.P.	Toll Corp.
Toll Austin TX II LLC	Toll CT II Limited Partnership
Toll Austin TX III LLC	Toll CT III Limited Partnership
Toll Austin TX LLC	Toll CT IV Limited Partnership
Toll AZ GP Corp.	Toll CT Limited Partnership
Toll BBC II LLC	Toll Dallas TX LLC
Toll BBC LLC	Toll DE II LP
Toll Brooklyn L.P.	Toll DE LP
Toll Bros. of Arizona, Inc.	Toll Development Company, Inc.
Toll Bros. of North Carolina II, Inc.	Toll Diamond Corp.
Toll Bros. of North Carolina III, Inc.	Toll EB, LLC
Toll Bros. of North Carolina, Inc.	Toll Equipment, L.L.C.
Toll Bros., Inc.	Toll Estero Limited Partnership
Toll Bros., Inc.	Toll FL GP Corp.
Toll Bros., Inc.	Toll FL I, LLC
Toll Brothers AZ Construction Company	Toll FL II Limited Partnership
Toll Brothers AZ Limited Partnership	Toll FL III Limited Partnership
Toll Brothers Canada USA, Inc.	Toll FL IV Limited Partnership
Toll Brothers Real Estate, Inc.	Toll FL IV LLC
Toll Brothers, Inc.	Toll FL Limited Partnership

Toll Buckeye Corp.	Toll FL V Limited Partnership
Toll CA GP Corp.	Toll FL V LLC
Toll FL VI Limited Partnership	Toll Land XXII Limited Partnership
Toll FL VII Limited Partnership	Toll Land XXIII Limited Partnership
Toll FL VIII Limited Partnership	Toll Land XXV Limited Partnership
Toll FL X Limited Partnership	Toll Lexington LLC
Toll FL XII Limited Partnership	Toll MA Development LLC
Toll FL XIII Limited Partnership	Toll MA Holdings LLC
Toll Ft. Myers Limited Partnership	Toll MA I LLC
Toll GA GP Corp.	Toll MA II LLC
Toll GA LP	Toll MA III LLC
Toll Glastonbury LLC ·	Toll MA IV LLC
Toll Golden Corp.	Toll MA Land II GP LLC
Toll Granite Corp.	Toll MA Land III Limited Partnership
Toll Grove LP	Toll MA Land Limited Partnership
Toll Henderson LLC	Toll MA Management LLC
Toll Hoboken LLC	Toll MD AF Limited Partnership
Toll Holdings, Inc.	Toll MD Builder Corp.
Toll Houston Land LLC	Toll MD Builder I, L.P.
Toll Houston TX LLC	Toll MD I, L.L.C.
Toll Hudson LP	Toll MD II Limited Partnership
Toll ID I LLC	Toll MD II LLC
Toll IL GP Corp.	Toll MD III Limited Partnership
Toll IL HWCC, L.P.	Toll MD III LLC
Toll IL II, L.P.	Toll MD IV Limited Partnership
Toll IL III, L.P.	Toll MD IV LLC
Toll IL IV, L.P.	Toll MD IX Limited Partnership
Toll IL WSB, L.P.	Toll MD Limited Partnership
Toll IL, L.P.	Toll MD V Limited Partnership
Toll IN LLC	Toll MD VI Limited Partnership
Toll Jacksonville Limited Partnership	Toll MD VII Limited Partnership
Toll Jupiter LLC	Toll MD VIII Limited Partnership
Toll Land Corp. No. 10	Toll MD X Limited Partnership
Toll Land Corp. No. 6	Toll MD XI Limited Partnership
Toll Land Corp. No. 20	Toll MI GP Corp.
Toll Land Corp. No. 43	Toll MI II Limited Partnership
Toll Land Corp. No. 50	Toll MI III Limited Partnership
Toll Land IV Limited Partnership	Toll MI IV Limited Partnership
Toll Land IX Limited Partnership	Toll MI Limited Partnership
Toll Land V Limited Partnership	Toll MI V Limited Partnership
Toll Land V{Limited Partnership	Toll MI VI Limited Partnership
Toll Land VII LLC	Toll Mid-Atlantic LP Company, Inc.
Toll Land X Limited Partnership	Toll Mid-Atlantic Note Company, Inc.
Toll Land XI Limited Partnership	Toll Midwest LLC
Toll Land XIX Limited Partnership	Toll Midwest Note Company, Inc.
Toll Land XV Limited Partnership	Toll MN GP Corp.

Toll Land XVI Limited Partnership	Toll MN II, L.P.
Toll Land XVIII Limited Partnership	Toll MN, L.P.
Toll Land XX Limited Partnership	Toll Morgan Street LLC
Toll Land XXI Limited Partnership	Toll Naval Associates
Toll NC GP Corp.	Toll PA IV, L.P.
Toll NC ILLC	Toll PA IX, L.P.
Toll NC II LP	Toll PA Management LP
Toll NC III LP	Toll PA Twin Lakes LLC
Toll NC IV LLC	Toll PAV, L.P.
Toll NC Note II LLC	Toll PA VI, L.P.
Toll NC Note LLC	Toll PA VIII, L.P.
Toll NC, L.P.	Toll PAX, L.P.
Toll NH GP Corp.	Toll PA XI, L.P.
Toll NJ Builder I, L.P.	Toll PA XII, L.P.
Toll NJ I, L.L.C.	Toll PA XIII, L.P.
Toll NJ II, L.L.C.	Toll PA XIV, L.P.
Toll NJ II, L.P.	Toll PA XIX, L.P.
Toll NJ III, L.P.	Toll PA XV, L.P.
Toll NJ III, LLC	Toll PA XVI, L.P.
Toll NJ IV, L.P.	Toll PA XVII, L.P.
Toll NJ IV LLC	Toll PA XVIII, L.P.
Toll NJ V, L.P.	Toll PA, L.P.
Toll NJ VI, L.P.	Toll Palmetto Corp.
Toll NJ VII, L.P.	Toll Peppertree, Inc.
Toll NJ VIII, L.P.	Toll Prasada LLC
Toll NJ XI, 1 .P.	Toll Realty Holdings Corp. I
Toll NJ XII LP	Toll Realty Holdings Corp. II
Toll NJ, L.P.	Toll Realty Holdings LP
Toll NJX-I Corp.	Toll RI GP Corp.
Toll North LV LLC	Toll RI II, L.P.
Toll North Reno LLC	Toll RI, L.P.
Toll Northeast LP Company, Inc.	Toll San Antonio TX LLC
Toll Northeast Note Company, Inc.	Toll SC GP Corp.
Toll Northeast Services, Inc.	Toll SC II, L.P.
Toll NV GP Corp.	Toll SC III, L.P.
Toll NV GP I LLC	Toll SC IV, L.P.
Toll NV Holdings LLC	Toll SC, L.P.
Toll NV Limited Partnership	Toll South L V LLC
Toll NY II LLC	Toll South Reno LLC
Toll NY III L.P.	Toll Southeast LP Company, Inc.
Toll NY IV L.P.	Toll Southeast Note Company, Inc.
Toll NY L.P.	Toll Southwest II LLC
Toll NY V L.P.	Toll Southwest LLC
Toll OH GP Corp.	Toll Southwest Note Company, Inc.
Toll Orlando Limited Partnership	Toll Stonebrae LP
Toll PA Builder Corp.	Toll Stratford LLC

Toll PA Development LP	Toll SW Holding I Corp.
Toll PA GP Corp.	Toll SW Holding ;LLC
Toll PA II GP Corp.	Toll TN GP Corp.
Toll PA II, L.P.	Toll TX GP Corp.
Toll PA III GP Corp.	Toll TX Note LLC
Toll PA III, L.P.	Toll VA GP Corp.
Toll VA II, L.P.
Toll VA III L.L.C.
Toll VA III, L.P.
Toll VA IV, L.P.
Toll VA L.L.C.
Toll VA Member Two, Inc.
Toll VA V, L.P.
Toll VA VI, L.P.
Toll VA VII, L.P.
Toll VA VIII, L.P.
Toll VA, L.P.
Toll Van Wyck, LLC
Toll Vanderbilt II LLC
Toll WA GP Corp.
Toll WA LP
Toll West Coast II LLC
Toll West Coast LLC
Toll WestCoast Note Company, Inc.
Toll WV GP Corp.
Toll WV LP
Toll YL II, L.P.
Toll YL, Inc.
Toll-Dublin, L.P.
Toll-Dublin, LLC
Upper K Investors, Inc.
Upper K Investors, LLC
Upper K-Shapell, LLC
Vanderbilt Capital LLC
Village Partners, L.P.
Virginia Construction Co. I, LLC
Virginia Construction Co. II, LLC